Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that Keurig Dr Pepper Inc., hereinafter referred to as the “Corporation,” proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-8 for shares of the Corporation’s Common Stock that may become available for issuance under the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2026, and in connection therewith, each person whose signature appears below constitutes and appoints Timothy Cofer, Anthony DiSilvestro and Anthony Shoemaker and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and file such Registration Statement or Statements, and any and all amendments thereto (including post-effective amendments), together with all exhibits thereto, and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date set forth opposite his or her name.

SIGNATURE	TITLE	DATE

/s/ Timothy Cofer Timothy Cofer	Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2026

/s/ Anthony DiSilvestro Anthony DiSilvestro	Chief Financial Officer (Principal Financial Officer)	June 25, 2026

/s/ Angela A. Stephens Angela A. Stephens	Controller (Principal Accounting Officer)	June 25, 2026

/s/ Pamela Patsley Pamela Patsley	Chairman of the Board	June 11, 2026

/s/ Oray Boston Oray Boston	Director	June 11, 2026

/s/ Brian Driscoll Brian Driscoll	Director	June 12, 2026

/s/ Juliette Hickman Juliette Hickman	Director	June 11, 2026

/s/ William Newlands William Newlands	Director	June 11, 2026

/s/Debra Sandler Debra Sandler	Director	June 11, 2026

/s/ Michael Van de Ven Michael Van de Ven	Director	June 11, 2026

/s/ Lawson Whiting Lawson Whiting	Director	June 11, 2026